POWER OF ATTORNEY

(For Executing Form ID and Forms 3, 4 and 5)

       Know all by these presents, that the undersigned hereby
constitutes and appoints each of Tillman U. Gerngross, Ph.D.
and Jane Pritchett Henderson of Adagio Therapeutics, Inc. (the
"Company") and Divakar Gupta, Courtney Tygesson, Ryan Sansom,
Erika Kaneko, David Brinton, Barry Kuang, Sarah Howard and
Dorothy Vinsky of Cooley LLP, signing individually, the
undersigned's true and lawful attorneys-in fact and agents to:

        (l) Prepare, execute in the undersigned's name and on
the undersigned's behalf, and submit to the Securities and
Exchange Commission (the "SEC"), a Form ID and Forms 3, 4 and 5
(including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and the rules thereunder, in the undersigned's capacity as an officer, director or beneficial owner of more than 10% of a registered class of securities of the Company;

        (2) Do and perform any and all acts for and on behalf
of the undersigned that may be necessary or desirable to
prepare and execute any such Form ID and Forms 3, 4 or 5
(including amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-regulatory association or any similar
authority; and

       (3) Take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being
understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms
and conditions as the attorney-in-fact may approve in the
attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-
fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact , or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not
assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and
effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to
the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned  in a signed writing delivered to the Company and the foregoing
attorneys-in fact or (c) as to any attorney-in-fact
individually, until such attorney-in-fact is no longer
employed by the Company or employed by or a partner at Cooley
LLP or another law firm representing the Company, as
applicable.

       IN WTINESS WHEREOF, the undersigned has caused this
Power of Attorney to be signed as of the date written below.

Date: July 13, 2021  /s/ Howard Mayer
    Howard Mayer, M.D.